SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 30, 1998

                                RADIO UNICA CORP.
             (Exact name of Registrant as specified in its charter)

 Delaware                          333-61211                     65-0776004
(State of                    (Commission File No.)          (IRS Employer
Incorporation)                                              Identification No.)


                        8400 N.W. 52nd Street, Suite 101
                              Miami, Florida 33166
          (Address of principal executive offices, including zip code)

                                 (305) 463-5000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On July 30, 1998, Radio Unica Corp. (the "Company") acquired, through its subsidiary Radio Unica of Los Angeles, Inc., substantially all of the assets of radio station KBLA (AM), licenced to Santa Monica, California, from Sinclair Radio of Los Angeles, Inc. and Sinclair Radio of Los Angeles Licensee, Inc. (collectively, the "Sellers"). The purchase price for the acquisition was approximately $21 million. The Company used a portion of the proceeds from its July 27, 1998 offering of 11 3/4% Senior Discount Notes due 2006 to fund the acquisition.

          Prior to the acquisition, the assets acquired by the Company were used by the Sellers in the operation of their Korean-language format radio broadcasting business in Los Angeles, California. The Company intends to use such assets in the operation of its radio broadcasting business in Los Angeles, California.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     EXHIBIT 10 Asset Purchase Agreement, dated May 20, 1998, by and among Radio Unica Corp., Sinclair Radio of Los Angeles, Inc. and Sinclair Radio of Los Angeles Licensee, Inc., as assigned to Radio Unica of Los Angeles, Inc. on July 7, 1998.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RADIO UNICA CORP.

Date:  August 14, 1998             By: /s/  Joaquin F. Blaya
                                       ---------------------
                                       Joaquin F. Blaya
                                       Chairman and Chief
                                       Executive Officer